UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 20, 2012

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6401 N. Eldridge Parkway Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 23, 2012, Dril-Quip, Inc. (“Dril-Quip”) announced that Dril-Quip do Brasil LTDA, its wholly owned subsidiary, has been awarded a four-year contract by Petroleo Brasiliero S.A. (“Petrobras”) for the supply of subsea wellhead systems and associated tools to be used in the drilling of deepwater wells offshore Brazil. Based on current exchange rates and after Brazilian taxes, the contract is valued at $650 million if all of the equipment under the contract is ordered. Amounts will be included in Dril-Quip’s backlog as purchase orders are received under the contract. Dril-Quip expects to begin delivering products under the contract in the second half of 2013.

The contract is dated August 20, 2012 and is subject to customary terms and conditions for agreements of this type, including termination, extension, product inspection, local content requirements and price adjustment provisions.

The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued August 23, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ Jerry M. Brooks
Jerry M. Brooks
Vice President—Finance and Chief Financial Officer

Date: August 23, 2012

EXHIBIT INDEX

No.	Description

99.1	Press Release, dated August 23, 2012.